Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 7, 2021, relating to the financial statements of FTAC Olympus Acquisition Corp. (as restated), which appears in Payoneer Global Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-258027) for the period from June 2, 2020 (inception) through December 31, 2020.  We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 9, 2021